SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

HARBOR ISLAND DEVELOPMENT CORP.

(Exact name of small Business Issuer as specified in its charter)

Nevada	5960	27-2464185
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2275 NW 150 th Street, Unit B

Opa Locka, FL 33054

305-688-7494

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Naccarato & Associates

1100 Quail Street, Suite 100

Newport Beach, CA 92660

Office: 949-851-9261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of September 26, 2012, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 2,250,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Julian Benavides(1) Cali, Colombia	1,500,000	67%
All executive officers and directors as a group (1 person)	1,500,000	67%

(1)

Julian Benavides acquired these shares on September 26, 2012 in a private transaction from Donald Ross, our former sole officer and director.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On September 26, 2012, Julian Benavides acquired control of one million five hundred thousand (1,500,000) shares of the Company’s issued and outstanding common stock, representing approximately 67% of the Company’s total issued and outstanding common stock, from Donald Ross in accordance with a stock purchase agreement between Mr. Ross and Mr. Benavides (the “Stock Purchase Agreement”).

As part of the acquisition the following changes to the Company's directors and officers have occurred:

.

As of September 26, 2012, Donald Ross resigned as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

.

As of September 26, 2012, Julian Benavides was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Donald Ross resigned from all positions with the Company effective as of September 26, 2012, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 26, 2012, Mr. Julian Benavides was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Julian Benavides is set forth below:

JULIAN BENAVIDES.  Julian Benavides serves the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.   On September 26, 2012 Mr. Julian Benavides was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.  Mr. Benavides holds a Ph. D. in Business, Finance Track (2005) from Tulane University, New Orleans, USA, a Master in Management (2001) from Tulane University, New Orleans, USA, a Graduate Degree in Finance (1996), a Graduate Degree in Management (1996) from Universidad Icesi, Cali, Colombia and a degree in Electrical Engineering (1987), from the Universidad de Los Andes, Bogotá, Colombia.

From 1998 to the present he has acted as the Chair of the Finance Department for Universidad ICESI in Cali, Colombia. He has also acted as a private consultant to both Government and private enterprises. In light of Mr. Benavides’s experience, the Board of Directors believes it is in the Company’s best interests to appoint Mr. Benavides as the sole officer and director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ISLAND DEVELOPMENT CORP.

Date: September 28, 2011	By:	/s/ Julian Benavides
Julian Benavides
Chief Executive Officer, President & Director

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